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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHEROKEE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

May 1, 2014

To my fellow Stockholders,

        I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Cherokee Inc. ("Cherokee"), to be held on Tuesday, June 10, 2014, at 10:00 a.m. (Pacific Time) at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411.

        We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

        The business to be conducted at the meeting is set forth in the formal notice of annual meeting of stockholders and proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. I urge you to vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement. Voting through the Internet or by telephone will eliminate the need to return your proxy card.

        Thank you for your ongoing support of and continued interest in Cherokee.

Sincerely,
/s/ HENRY STUPP Henry Stupp Chief Executive Officer

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 10, 2014

        NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of the Stockholders of Cherokee Inc. ("Cherokee") will be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on Tuesday, June 10, 2014 at 10:00 a.m. (Pacific Time) for the following purposes:

          1.     To elect six directors to the Board of Directors who will serve until Cherokee's 2015 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as Cherokee's independent registered public accounting firm for the fiscal year ending January 31, 2015;

          3.     To hold a non-binding advisory vote on Cherokee's executive compensation; and

          4.     To transact such other business as may be properly brought before the meeting or any postponement or adjournment thereof.

        Stockholders of record at the close of business on April 11, 2014 will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during normal business hours for ten days prior to the annual meeting.

        Cherokee's Board of Directors urges each stockholder to read carefully the enclosed proxy statement, which is incorporated herein by reference.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
May 1, 2014

Important Notice Regarding the Availability of Proxy Materials for Cherokee Inc.'s Annual Meeting of Stockholders to be held on June 10, 2014.

This Notice of Annual Meeting, Proxy Statement and Cherokee Inc.'s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 are available on the Internet at the following website: www.proxyvote.com.

CHEROKEE INC.
5990 Sepulveda Boulevard, Suite 600
Sherman Oaks, California 91411

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 10, 2014

GENERAL INFORMATION

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Cherokee Inc., a Delaware corporation ("Cherokee", the "Company", "we", "us" or "our"), of proxies to be used at the 2014 Annual Meeting of Stockholders to be held at Cherokee's corporate headquarters, located at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California, 91411, on June 10, 2014, at 10:00 a.m. (Pacific Time) and at any adjournments or postponements thereof (the "Annual Meeting"). Stockholders are being asked to vote upon (1) the election of six directors to the Board of Directors, (2) the ratification of the selection of Ernst & Young LLP as Cherokee's independent registered public accounting firm for the fiscal year ending January 31, 2015 ("Fiscal 2015"), (3) a non-binding advisory vote on our executive compensation, and (4) such other business as may properly come before the Annual Meeting. These proxy materials are being provided to stockholders on or about May 1, 2014.

Internet Delivery of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K (the "Annual Report") for the fiscal year ended February 1, 2014 ("Fiscal 2014"), by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

        Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") was mailed to such stockholders on or about May 1, 2014 that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone.

        Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder's election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 10, 2014:

        Our Proxy Statement and our 2014 Annual Report to Stockholders are available at www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2014 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Annual Report

        Copies of our Annual Report are also available on the Internet through the Investor Relations section of our website at www.thecherokeegroup.com and through the website of the SEC at www.sec.gov. Additionally, copies of our Annual Report are available free of charge upon written request to the office of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. Exhibits will be provided upon written request.

Record Date, Outstanding Shares

        Our Board of Directors has fixed April 11, 2014 as the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 8,403,500 shares of common stock outstanding. Each stockholder of record at the close of business on April 11, 2014 is entitled to one vote for each share of common stock then held on each matter to come before the Annual Meeting, or any adjournments or postponements thereof.

Quorum and Voting Requirements

        A majority of the votes eligible to be cast at the Annual Meeting by holders of our common stock represented in person or by proxy at the Annual Meeting is required for a quorum. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the meeting but with respect to which such broker or nominee is not empowered to vote on a particular proposal. See the explanation under the heading "Effect of Not Casting Your Vote" for further information regarding the effect of broker non-votes at the Annual Meeting.

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. , meaning that the nominees receiving the six highest numbers of votes will be duly elected as directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting. Cherokee's Certificate of Incorporation does not provide for cumulative voting. The voting requirement for each of our proposals is discussed under the respective Item in this Proxy Statement.

Voting and Revocation of Proxies

        Stockholders of Record:    You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares.

  •
  By Mail.  If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

  •
  By telephone or over the Internet.  You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 9, 2014.

  •
  In person at the Annual Meeting.  You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

        Beneficial Owners:    You are a beneficial owner if at the close of business on the record date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

        If you are a stockholder of record entitled to vote at the Annual Meeting, you may revoke your proxy at any time prior to the Annual Meeting by: (1) submitting a later-dated vote, in person at the Annual Meeting, by Internet, by telephone, or by mail; or (2) delivering instructions to us, care of our Secretary, at the address of our principal executive offices. Any notice of revocation sent to us must include the stockholder's name and must be received prior to the meeting to be effective. Only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time on June 9, 2014 will be counted. Your attendance at the Annual Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. You will be required to give oral notice of your intention to vote in person to the inspector of elections at the Annual Meeting. If your shares are held in "street name," you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Effect of Not Casting Your Vote

        If you are a stockholder of record and you submit a proxy but do not provide voting instructions, all shares represented by valid proxies received pursuant to this solicitation and not revoked before they are voted will be voted FOR the directors nominated by the Board of Directors, FOR ratification of the selection of Ernst & Young LLP as Cherokee's registered independent public accounting firm for Fiscal 2015, and FOR the advisory vote approving Cherokee's executive compensation.

        If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Item 1 of this Proxy Statement) and the advisory vote on executive compensation (Item 3 of this Proxy Statement) If you hold your shares in street name and you do not instruct your broker how to vote on Items 1 and 3, no votes will be cast on your behalf. Your broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Cherokee's independent registered public accounting firm (Item 2). A broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Item 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Item 3).

        Abstentions and "withhold" votes will not affect the outcome of the vote on any proposal that requires a plurality of votes cast (Item 1) but will count as a vote "against" any proposal that requires the affirmative vote of a majority of the votes present and entitled to vote at the meeting (Items 2 and 3).

Security Ownership of Certain Beneficial Owners and Management

        The following table includes information as to the number of shares of our common stock beneficially owned as of April 11, 2014, by the following:

  •
  each stockholder known by Cherokee to beneficially own more than 5% of the outstanding shares of its common stock;

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  each director and nominee;

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  all persons serving as Chief Executive Officer and Chief Financial Officer during Fiscal 2014, as well our other executive officer serving during Fiscal 2014 (our Chief Operating Officer) (collectively, the "Named Executive Officers"); and

  •
  all of Cherokee's current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated below, to Cherokee's knowledge, all persons named in the table have sole voting and investment power with respect to shares of common stock identified below, except to the extent authority is shared by spouses under applicable law. Beneficial ownership includes any shares that the person has the right to acquire within 60 days of April 11, 2014, through the exercise of any stock option or other equity right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated in the notes to the table, the address of each director, Named Executive Officer and 5% stockholder listed in the table below is c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. As of April 11, 2014, there were 8,403,500 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)
5% Stockholders
Bares Capital Management, Inc.(1)	1,051,542	12.5
DePrince, Race & Zollo, Inc.(2)	974,038	11.6
Cove Street Capital, LLC(3)	722,768	8.6
Renaissance Technologies LLC(4)	616,675	7.3
Park Circle Company, The Westminster Company, Jeffery A. Legum(5)	484,131	5.8
BlackRock, Inc.(6)	427,840	5.1
Directors
Jess Ravich(7)	179,000	2.1
Keith Hull(8)	32,000	*
Timothy Ewing(9)	27,000	*
Frank Tworecke(10)	11,000	*
Robert Galvin(11)	11,000	*
Named Executive Officers
Henry Stupp(12)	152,028	1.8
Howard Siegel(13)	228,717	2.7
Jason Boling(14)	10,000	*
Mark DiSiena(15)	0	*
All current executive officers and directors as a group (8 persons)(16)	650,745	7.7

*
Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of April 11, 2014.

(1)
The information reported is based solely on a Schedule 13G with a reporting date of December 31, 2013 filed with the SEC by Bares Capital Management, Inc. Bares Capital Management, Inc. reports its address as 12600 Hill Country Blvd., Suite R-230, Austin, Texas 78738.

(2)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2013, filed with the SEC by DePrince, Race & Zollo, Inc. DePrince, Race & Zollo, Inc. reports its address as 250 Park Avenue South, Suite 250, Winter Park, Florida 32789.

(3)
The information reported is based solely on a Schedule 13G with a reporting date of December 31, 2013 filed with the SEC by Cove Street Capital, LLC. Cove Street Capital, LLC reports its address as 2321 Rosecrans Avenue, Suite 3275, El Segundo, California 90245.

(4)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2013 filed with the SEC by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"), as majority owner of RTC. RTC and RTHC report their address as 800 Third Avenue, New York, New York 10022.

(5)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2013 filed with the SEC by Park Circle Company, The Westminster Company, and Mr. Jeffrey A. Legum. Such persons report their address as 1829 Reisterstown Road, Suite 140, Baltimore, Maryland 21208.

(6)
The information reported is based solely on a Schedule 13G/A with a reporting date of December 31, 2013, filed with the SEC by BlackRock, Inc. BlackRock, Inc. reports its address as 40 East 52nd Street, New York, New York 10022.

(7)
Includes 119,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(8)
Includes 27,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(9)
Includes 27,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(10)
Includes 11,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(11)
Includes 11,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(12)
Includes 82,499 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014. Excludes 52,500 vested options representing shares that were transferred to Mr. Stupp's former spouse pursuant to a qualified domestic relations order.

(13)
Includes 189,999 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(14)
Includes 10,000 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

(15)
Mr. DiSiena's employment with Cherokee ceased effective as of February 25, 2013.

(16)
Includes 477,498 shares of our common stock issuable upon the exercise of stock options exercisable within sixty days of April 11, 2014.

 ITEM 1. ELECTION OF DIRECTORS

        At the Annual Meeting, stockholders will be asked to elect six directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. All six incumbent directors have been nominated for re-election for one-year terms. None of the nominees has any family relationship to any other nominee or to any executive officer of Cherokee. Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting.

        In the event that any nominee for director should become unavailable, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.

Information Concerning Directors and Nominees for Board of Directors

        The following table sets forth the principal occupation or employment and principal business of the employer, if any, of each director and nominee for director, as well as his age, business experience, qualifications and other directorships held by him and the period during which he has previously served as director of Cherokee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected. The Board of Directors has made an affirmative determination as to the independence of each nominee other than Mr. Stupp, Cherokee's Chief Executive Officer.

        In addition to the information presented below regarding each nominee's specific experience, qualifications and attributes that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Cherokee and our Board.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Timothy Ewing, 54 Director	Mr. Ewing has been a director of Cherokee since September 1997. Mr. Ewing, a Chartered Financial Analyst, is the managing partner and chief investment officer of Ewing & Partners, the manager of Value Partners, Ltd., a Texas-based, private investment partnership formed in 1989, and of the Endurance Partnerships, private investment partnerships formed in 2001. Mr. Ewing has been a member of the board of directors of TransWorld Corporation (OTC: TWOC) in New York, New York since 2004. Mr. Ewing was previously a director of Global Aircraft Solutions (OTC: GACF) in Tucson, Arizona from 2008 to 2009 and Towne Bancorp, Inc. (OTC: TWNE) in Mesa, Arizona from 2008 to 2010. In addition, Mr. Ewing is past chairman of the board and serves on the board of directors of the Perot Museum of Nature & Science in Dallas, Texas. He serves on the board of trustees of the Baylor Health Care System Foundation and the advisory board of the University of Texas at Dallas' Holocaust Studies Program. Mr. Ewing is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. In addition, we believe Mr. Ewing's qualifications to sit on our Board and as a member of the Audit Committee include his extensive financial expertise, his experience as a professional investor, his insights regarding investor preferences and practices and his service on other public company boards of directors.
Frank Tworecke, 66 Director

Mr. Frank Tworecke most recently served as a special advisor to Warnaco Group Inc. through December 31, 2012, which followed his service to Warnaco Group as Group President of Sportswear from May 2004 until his retirement effective July 1, 2012. During his tenure as Group President, Mr. Tworecke was responsible for Warnaco Group Inc.'s Calvin Klein(R) Jeans, Calvin Klein(R) Underwear and Chaps(R) units. From November 1999 to April 2004, Mr. Tworecke served at Bon-Ton Stores, a department store operator. While at Bon-Ton Stores, he served as President and Chief Operating Officer from June 2000 to April 2004 and as Vice Chairman from November 1999 to June 2000. Previously, he was President and Chief Operating Officer of Jos. A. Bank. Mr. Tworecke has also held senior management positions with other specialty and department store retailers including MGR, Inc., Rich's Lazarus Goldsmith (now known as Macy's), and John Wanamaker. Since April 25, 2013 Mr. Tworecke is a member of the board of the Hampshire Group, Limited (OTC Markets: Hamp). In addition, Mr. Tworecke is a member of the Board of Advisors of Grafton-Fraser Inc., a private, Toronto-based men's apparel retailer and a former member of the Business Advisory Council of the Department of Applied Economics and Management at Cornell University. He received a B.S. from Cornell University in 1968 and an MBA from Syracuse University in 1972. Mr. Tworecke's extensive experience as an apparel industry executive provides him with invaluable knowledge of our industry and which further enables him to provide expert guidance and insight to our business.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Robert Galvin, 53 Director

Mr. Galvin has been a director of Cherokee since June 2012. Mr. Galvin most recently served as the Chief Executive Officer of Elie Tahari, a luxury fashion label. Previously, Mr. Galvin served as President of the Camuto Group, a leading global women's fashion footwear company from 2007 to 2012. Prior to the Camuto Group, Mr. Galvin was the Chief Operating Officer of Sport Brands Limited from 2003 to 2007; Managing Director and Chief Administrative Officer of Kurt Salmon Associates from 2000 to 2003; Vice President and CFO of York International Corporation from 1999 to 2000; Executive Vice President and CFO of the Nine West Group from 1995 to 1999; and a Partner at Deloitte & Touche, LLP from 1993 to 1995, having joined the company in 1981 and co-founding the Connecticut Retail and Distribution Practice. Mr. Galvin brings to the Board his extensive experience in the apparel industry and in management, which he has acquired through his service as a chief executive officer or other senior executive at several leading apparel companies for more than 15 years. As a result of this experience, Mr. Galvin provides the Board with important insight into our key markets, business strategies and our current or proposed licensing partners. In addition, we believe Mr. Galvin's training and experience in accounting and finance, including his experience as a partner at a prominent international accounting firm, enable Mr. Galvin to provide significant expertise to Cherokee in matters such as evaluating brand acquisitions and financial planning.

Keith Hull, 61 Director

Mr. Hull has been a director of Cherokee since June 1995. Mr. Hull is currently the President and Chief Executive Officer of Kaltex America, a global manufacturer of textiles. Prior to his joining Kaltex America, from 2008 to mid-2010 Mr. Hull served as the Group Chief Executive Officer of UCO Raymond Denim, of Gent, Belgium, a global textile manufacturing operation with distribution and manufacturing facilities on three continents. Prior to joining UCO Raymond Denim in 2008, Mr. Hull was previously an Executive Vice President with Global Emergency Resources, LLC, a technology company offering its products to hospitals and public health organizations for critical resource tracking during emergencies. For eight years, Mr. Hull was President of Avondale Fabrics and Corporate Vice President of its parent, Avondale Mills Inc. In 2004, Mr. Hull was named President and COO of Avondale Mills. Avondale Mills is a diversified manufacturer of textiles. In addition, Mr. Hull was a member of the board of directors of the Avondale Foundation from August 2000 to February 2007. From 2002 to June 2006, Mr. Hull was a member of the University of South Carolina—Aiken's Partnership board of directors. Mr. Hull is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe Mr. Hull possesses a wide range of qualifications to sit on our Board of Directors including his current position as CEO of a global textile manufacturing operation, his contacts and experience within the textile industry and his extensive management experience across various industries.

Name, Age and Present Position with the Company	Principal Occupation; Other Directorships; Business Experience
Jess Ravich, 56 Chairman

Mr. Ravich has been a director of Cherokee since May 1995 and has been Chairman of the Board since January 2011. Mr. Ravich currently serves as Group Managing Director and Head of Alternative Products at Trust Company of the West, an international asset management firm, a position he assumed in December 2012. From November 2009 to December 2012, Mr. Ravich served as a Managing Director of Houlihan Lokey, an international investment banking firm. Prior to that, Mr. Ravich was CEO of Libra Securities Holdings, LLC. Prior to founding Libra in 1991, Mr. Ravich was an Executive Vice President at Jefferies & Co., Inc and a Senior Vice President at Drexel Burnham Lambert. Mr. Ravich also serves as the executive chairman of ALJ Regional Holdings, Inc. In addition to his professional responsibilities, Mr. Ravich in the past has served on the Undergraduate Executive Board of the Wharton School and the Board of Trustees of the Archer School for Girls. Mr. Ravich is a long-standing member of our Board and has a deep knowledge of Cherokee and the industry in which we compete. We believe that Mr. Ravich is well qualified to serve on the Board of Directors due to the depth and breadth of his business experience, experience on public company boards, extensive financial experience and technical skills across various industries, experience in mergers and acquisitions and leadership skills.

Henry Stupp, 50 Director and Chief Executive Officer

Henry Stupp became our Chief Executive Officer in August 2010. Prior to joining Cherokee, Mr. Stupp was a co-founder of Montreal-based Novel Teez Designs, later known as NTD Apparel, a leading licensee of entertainment, character, sport and branded apparel, and a supplier to all major North American retailers, having most recently served as President of NTD Apparel USA LLC since 2005. Having relocated to southern California in 1995, Mr. Stupp successfully identified, negotiated, and introduced many well-known licenses and brands to a broad retail audience. In addition, Mr. Stupp served a two-year term as an officer of the International Licensing Industry Merchandiser's Association. As our CEO, Mr. Stupp brings to the Board critical insight into our operations and business. His extensive experience in the apparel business and merchandise licensing, coupled with his in-depth knowledge of Cherokee, provides our Board with important knowledge and skills and facilitates the board's oversight of strategic and financial planning, and other critical management functions.

Vote Required

        Directors will be elected by an affirmative vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The nominees receiving the six highest numbers of votes will become directors. Abstentions and broker non-votes will not affect whether the election of any nominee to the Board of Directors is approved at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" EACH OF THE DIRECTORS NOMINATED IN ITEM 1.

 ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITOR

        The Audit Committee has selected Ernst & Young LLP ("Ernst & Young") as Cherokee's independent registered public accounting firm for the fiscal year ending January 31, 2015 ("Fiscal 2015") and has further directed that the selection of the independent auditor be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Ernst & Young has served as our independent registered public accounting firm since December 19, 2012 and audited Cherokee's financial statements for Fiscal 2013 and Fiscal 2014. Prior to such time, Moss Adams LLP ("Moss Adams") served as our independent registered public accounting firm. Cherokee does not expect that a representative from Moss Adams will be present at the Annual Meeting.

Fees to Independent Public Accountants

        The fees for professional services to Cherokee by its independent public accountants, during Fiscal 2014 and Fiscal 2013 are as follows:

	Ernst & Young Fiscal 2014	Ernst & Young Fiscal 2013	Moss Adams Fiscal 2013
Audit Fees(1)	$318,500	$450,000	$204,093
Audit-related Fees(2)		$112,000	—
Tax Fees	$50,000	—	—

(1)
Audit Fees consist of fees for professional services for the integrated audit of Cherokee's consolidated financial statements (including services related to the audit of Cherokee's internal control over financial reporting) by Ernst & Young (for Fiscal 2014 and Fiscal 2013) and Moss Adams (for Fiscal 2013).

(2)
Audit Related Fees for Fiscal 2013 consist of fees for professional services provided by Ernst & Young in connection with evaluating acquisitions. All of such Audit Related Fees were approved by the Audit Committee.

        Cherokee's Audit Committee annually reviews and pre-approves certain audit and permissible non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause Cherokee to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

        Stockholder ratification of the selection of Ernst & Young as Cherokee's independent registered public accounting firm is not required by Cherokee's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cherokee and its stockholders.

Vote Required

        Approval of this proposal requires the affirmative vote of a majority of the votes present in person or by proxy and voting on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Item 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CHEROKEE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

 ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

        As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," our executive compensation programs are designed to further our strategic plan and our goal of increasing stockholder value by providing equitable economic motivation to our executive officers and other key employees. Please read the "Executive Compensation" section, which includes the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation of our named executive officers and the accompanying narrative disclosure set forth in this Proxy Statement, for additional details about our executive compensation programs, including information about the Fiscal 2014 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The say-on-pay vote is advisory, and therefore not binding on Cherokee, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Accordingly, our Board of Directors is asking our stockholders to cast a non-binding advisory vote "FOR" the following resolution at the annual meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Cherokee's Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION
DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors has unanimously determined that a majority of the Board, including five of the six directors standing for election, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board has determined that Mr. Stupp is not independent because he is currently an executive officer of Cherokee.

Meetings and Committees of the Board of Directors

        The business affairs of Cherokee are managed under the direction of the Board of Directors, although the Board of Directors is not involved in Cherokee's day-to-day operations. During Fiscal 2014, the Board of Directors met seven times and took action by written consent on eight occasions. Each director after their respective appointment to the Board or a Committee attended more than 75% of all Board of Directors and applicable committee meetings during Fiscal 2014. Cherokee encourages all of its directors to attend annual meetings of stockholders. All directors then in service to Cherokee attended in person or telephonically the 2013 annual meeting of stockholders.

        The Board of Directors does not currently have a formal process in place for stockholders to send communications directly to the Board of Directors or any specific director. However, stockholders may send such communications to the Secretary c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411, who will forward all such communications to the Board. Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning Cherokee to Audit Committee member Keith Hull, c/o Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

        The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee. The following table sets forth the membership of each of Cherokee's three standing committees as of February 1, 2014.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Timothy Ewing	Member	Chairman	Member
Keith Hull	Chairman	Member	Chairman
Frank Tworecke	—	Member	Member
Jess Ravich	—	Member	—
Robert Galvin	Member	—	Member

Audit Committee

        The primary functions of Cherokee's Audit Committee are: to select, evaluate and, where appropriate, replace a firm of independent certified public accountants to conduct, among other things, the annual audit of Cherokee's books and records; to review with the independent accountants the scope and results of the annual audit and quarterly reviews prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; to meet with the independent accountants and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed; to review and discuss Cherokee's financial statements with Cherokee's management; to consult with the independent accountants and management with regard to the adequacy of Cherokee's system of internal accounting and financial controls; to discuss with management and the independent accountants Cherokee's practices with respect to risk assessment, risk management and critical accounting policies; to receive from the independent accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent accountants; to review and reassess annually the adequacy of its charter; to prepare a report each year for inclusion in Cherokee's annual proxy statement; and to pre-approve all auditing services and permitted non-audit services to be performed for Cherokee by its independent accountants. The Cherokee Board of Directors has adopted a written charter for the Audit Committee, a current copy of which is available on Cherokee's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Audit Committee Charter" under the heading "Committee Charters."

        The Board of Directors has determined that all of the members of the Audit Committee are "independent," under both the applicable NASDAQ Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and meet all other applicable requirements of the NASDAQ Marketplace Rules. As of the end of Fiscal 2014, the Audit Committee consisted of three non-employee directors: Mr. Hull (Chairman), Mr. Galvin and Mr. Ewing, and Mr. Hull is Cherokee's designated Audit Committee Financial Expert.

        Representatives of Cherokee's independent registered public accounting firm are invited to attend meetings of the Audit Committee and certain members of management may also be invited to attend. The Audit Committee met five times during Fiscal 2014.

        Any stockholder or employee may submit at any time a complaint or concern to the Audit Committee regarding any questionable accounting, internal accounting controls or auditing matters concerning Cherokee by writing c/o Audit Committee Chairman, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Compensation Committee

        The Compensation Committee of the Board of Directors (the "Compensation Committee") administers Cherokee's compensation program for executive officers. The Compensation Committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to Cherokee's executives. The Compensation Committee determines the Chief Executive Officer's compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the Chief Executive Officer's compensation. For the other executive officers, the Chief Executive Officer prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration, the Compensation Committee may accept or adjust the Chief Executive Officer's recommendations. The other executive officers are not present during this process. For more information, please see below under "Compensation Discussion and Analysis." The Compensation Committee consists of Mr. Ewing (Chairman), Mr. Ravich, Mr. Hull, and Mr. Tworecke all of whom are non-employee directors and outside directors within the meaning of Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code, respectively. The Board of Directors has determined that all of the members of the Compensation Committee are "independent," in accordance with NASDAQ Marketplace Rule 5605. The Compensation Committee met four times during Fiscal 2014 and acted by unanimous written consent on three occasions.

        The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our Chief Executive Officer and our Chief Financial Officer. The Compensation Committee's chairman reports the committee's recommendations on executive compensation to the Board. The Compensation Committee may consult with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee. We engaged a compensation consultant in Fiscal 2014 to review, analyze and assist the Committee in developing the material terms of our 2013 Stock Incentive Plan and other executive compensation matters described below.

        The Cherokee Board of Directors has adopted a written charter for the Compensation Committee, a current copy of which is available on Cherokee's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations", then click on "Compensation Committee Charter" under the heading "Committee Charters."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent directors. None of the executive officers of Cherokee has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Cherokee.

Nominating & Governance Committee

        The functions of the Nominating & Governance Committee include the identification of qualified candidates to become Board members; the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); the selection of any candidates to fill any vacancies on the Board; oversight of the evaluation of the Board; and making recommendations regarding proposals submitted by stockholders. The Nominating & Governance Committee consists of Mr. Hull (Chairman), Mr. Ewing, Mr. Galvin and Mr. Tworecke.

        The goal of the Nominating & Governance Committee of our Board is to assemble a Board of Directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Cherokee. In doing so, the Nominating & Governance Committee also considers candidates with appropriate non-business backgrounds.

        Other than the foregoing, there are no stated minimum criteria for director nominees. However, the Nominating & Governance Committee may also consider such other factors as it may deem are in Cherokee's best interests and those of our stockholders. The Nominating & Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board of Directors must meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that at least a majority of the members of our Board of Directors must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self regulatory organization.

        The Nominating & Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating & Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating & Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Board of Directors believes that it is necessary for each of our directors to possess many qualities and skills. When searching for new candidates, the Nominating & Governance Committee considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. Under the terms of the Nominating & Governance Committee charter, the committee considers the following criteria when recommending candidates for election to the Board, among others: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer of a publicly held company; experience in Cherokee's industry and with relevant social policy concerns; experience as a board member of another public company; academic expertise in an area of Cherokee's operations; and practical and mature business judgment. The Nominating & Governance Committee and the Board of Directors may establish additional criteria and is responsible for assessing the appropriate balance of criteria required of Board members. In considering candidates for the Board, the Nominating & Governance Committee considers the entirety of each candidate's credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered. Although we do not have a policy with respect to Board diversity, the Nominating & Governance Committee and the Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation. All of the nominees for director being voted upon at the Annual Meeting are directors standing for re-election, and have been put forth by Cherokee's Nominating & Governance Committee.

        All directors and director nominees are required to submit a completed form of directors' and officers' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating & Governance Committee.

        The Nominating & Governance Committee will evaluate nominees recommended by stockholders in the same manner as they evaluate other nominees. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify Cherokee, the Secretary of Cherokee or any member of the Nominating & Governance Committee in writing with any supporting material the stockholder considers appropriate.

        Cherokee's Board of Directors has adopted a written charter for the Nominating & Governance Committee, a current copy of which is available on Cherokee's website at www.thecherokeegroup.com. To access the link to the charter from Cherokee's homepage, click on "Investor Relations," then click on "Nominating and Governance Committee Charter" under the heading "Committee Charters." The Nominating & Governance Committee met once during Fiscal 2014 and acted by unanimous written consent on one occasion.

Code of Business Conduct and Ethics

        Cherokee has adopted a Code of Business Conduct and Ethics that applies to Cherokee's directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions), employees, agents and consultants. This Code satisfies the requirements of a "code of business conduct and ethics" under Rule 4350-7 of the NASDAQ Marketplace Rules and a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Any amendments to or waivers of the code will be promptly posted on our website at www.thecherokeegroup.com or in a report on Form 8-K, as required by applicable laws.

Board Leadership Structure

        The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Cherokee to make that determination based on the position and direction of Cherokee and the membership of the Board. During Fiscal 2014, Mr. Ravich served as the non-executive Chairman of the Board. The Board has determined that having Mr. Ravich serve as Chairman is in the best interest of Cherokee's stockholders at this time. Mr. Ravich has been a member of the Board since May 1995 and has held a variety of leadership roles. The Board believes that at this time, separating the roles of Chief Executive Officer and Chairman and appointing Mr. Ravich as Chairman is in the best interest of our stockholders.

The Board's Role in Risk Oversight

        The Board, as a whole and also at the committee level, has an active role in managing our risks. The members of the Board participate in our risk oversight assessment by receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal and regulatory, and strategic and reputational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating & Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Members of the management team report directly to the Board or the appropriate board committee. The directors then use this information to understand identify, manage and attempt to mitigate risk. After a committee has discussed the management report, the chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role.

Director Compensation Program

        Commencing on August 1, 2012, each non-employee director receives a fee of $35,000 per annum. The chair of the Audit Committee receives $20,000 per annum. The chair of the Compensation Committee receives $15,000 per annum. The chair of the Nominating and Governance Committee receives $10,000 per annum. Each member of the Audit Committee not serving as chair of such committee receives $10,000 per annum. Each member of the Compensation Committee not serving as chair receives $7,500 per annum. Each member of the Nominating and Governance Committee not serving as chair of such committee receives $5,000 per annum. The non-executive chairman receives $80,000 per annum. The fees are paid in quarterly increments. In addition, Mr. Ravich while serving as chairman receives an additional fee of $5,000 for each in-person business meeting he attends in his capacity as Chairman at the request of Cherokee's management that is held outside of the Los Angeles, California metropolitan area.

        In addition, from time to time the Compensation Committee has made grants of options to purchase our common stock and restricted stock awards under our 2006 Incentive Award Plan (the "2006 Plan") and our 2013 Stock Incentive Plan (the "2013 Plan"), which was approved by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the 2006 Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding).

        On June 27, 2013, the Compensation Committee approved the following grants pursuant to the 2006 Plan to each of our non-employee directors (i) options to purchase 5,500 shares of our common stock and (ii) a restricted stock unit award in the amount 1,500 units, with each unit equal to one share of Cherokee's common stock. In addition, on June 27, 2013, the Compensation Committee granted to Messrs. Hull, Galvin, and Tworecke 1,000 additional restricted stock units in recognition of their extraordinary services as members of the Board during Fiscal 2014. The options have a seven year term and an exercise price equal to $12.65 per share, which equals the closing price of our common stock on June 27, 2013. The options vested immediately upon grant. Each restricted stock unit award vests in a single installment equal to the number of shares subject to the award on the three year anniversary of the grant date, subject to the recipient's continued service to Cherokee. In addition, such restricted stock unit awards will become fully vested upon the earlier to occur of the following: (i) a change in control of Cherokee, (ii) the death or disability of the recipient, or (iii) the recipient's failure to be re-elected to the Board in any election in which the recipient stands for re-election. There is no purchase price required by the recipient in connection with their receipt of a restricted stock unit award.

Fiscal 2014 Director Compensation Table

        The following table sets forth certain information concerning the compensation of Cherokee's non-employee directors for Fiscal 2014:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Timothy Ewing	$65,000	$27,208	$18,975	$111,183
Keith Hull	72,500	27,208	31,625	131,333
Jess Ravich	127,500	27,208	18,975	173,683
Frank Tworecke	42,500	27,208	31,625	101,333
Robert Galvin	45,000	27,208	31,625	103,833

(1)
Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 17, 2014.

        During Fiscal 2014, each of our non-employee directors were issued options to purchase shares of our common stock and restricted stock unit awards as set forth in the following table.

Name	Date of Option Grant	Options Granted (#)(1)	Restricted Stock Unit Awards(2)
Timothy Ewing	6/27/2013	5,500	1,500
Keith Hull	6/27/2013	5,500	2,500
Jess Ravich	6/27/2013	5,500	1,500
Frank Tworecke	6/27/2013	5,500	2,500
Robert Galvin	6/27/2013	5,500	2,500

(1)
100% of the shares vested on the date of the grant.

(2)
100% of the shares shall vest on the third anniversary of the vesting commencement date or earlier as described above.

        At the end of Fiscal 2014, each of our current non-employee directors held options to purchase the following number of shares of our common stock: (i) Timothy Ewing, 27,000; (ii) Keith Hull, 27,000; (iii) Frank Tworecke, 11,000; (iv) Robert Galvin, 11,000; and (v) Jess Ravich, 119,000.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis explains Cherokee's policies and philosophies regarding executive compensation and the material elements of the compensation awarded to, earned by, or paid to each of Cherokee's executive officers who served as a Named Executive Officer during Fiscal 2014.

Compensation Policies and Philosophy

        The Compensation Committee oversees the design and administration of our executive compensation program. The Compensation Committee's primary objectives in structuring and administering our executive officer compensation program are to:

  •
  attract, reward and retain executive officers who contribute to Cherokee's success;

  •
  provide economic incentives for executive officers to achieve Cherokee's business and financial objectives by linking the executive officers' compensation to the performance of Cherokee;

  •
  strengthen the relationship between executive pay and stockholder value; and

  •
  reward individual performance.

        To achieve the above listed objectives, the Compensation Committee endeavors to implement and maintain compensation packages that are performance-oriented and designed to link Cherokee's strategic business objectives, specific financial performance objectives and the enhancement of stockholder returns with the compensation of Cherokee's executives, including the Named Executive Officers, using a combination of base salary, non-equity incentive awards, bonuses and equity incentive awards. The Compensation Committee evaluates and determines individual executive performance considering, among other things, the following factors: (1) the individual's ability to perform assigned tasks; (2) the individual's knowledge of his or her job; (3) the individual's ability to work with others toward the achievement of Cherokee's goals; and (4) internal pay equity among the executive officers. The Compensation Committee also evaluates corporate performance by considering factors such as Cherokee's performance relative to the business environment and the success of Cherokee in meeting its business and financial objectives. In reviewing the above listed factors regarding both individual and corporate performance, the Compensation Committee relies on its subjective evaluations of such factors. Cherokee's Compensation Committee also engaged a compensation consultant during Fiscal 2014 to assist in the evaluation of executive compensation and to assist the Compensation Committee in determining the terms of the 2013 Plan. We believe that it is important to reward excellence, leadership and outstanding long-term company performance in a form designed to retain and motivate executives while aligning their incentives with continued high levels of performance.

        The Compensation Committee's practice is to establish the annual compensation packages for each of our executive officers in the beginning of each fiscal year, typically in in our first or second quarter, in connection with annual performance reviews. Performing this process after the end of the prior year allows the Compensation Committee to incorporate data on Cherokee's performance during the prior year into its analysis and to conduct an assessment of the executives' contribution to Cherokee's overall performance. The Compensation Committee then compiles the information to establish annual base compensation and performance-related incentives and make adjustments to long-range compensation incentives as appropriate to reflect achievement against prior awards.

        All equity incentive awards to our executive officers are granted by the Compensation Committee, typically at its first quarter meeting at which executive compensation for the coming year is determined, which is generally scheduled several months in advance. For retention purposes or to reflect changes in responsibilities or similar events or circumstances, the Compensation Committee may also grant equity awards at other times during the year. Equity incentive awards to newly-hired executive officers, if granted, are generally granted at the first regularly-scheduled Compensation Committee meeting following the individual's date of hire. The exercise price for all stock option grants is set at a price equal to the closing price per share of Cherokee's common stock as reported by NASDAQ Global Select Market on the date of grant.

Competitive Market for Talent; Benchmarking

        To succeed, we must attract, retain and motivate a top quality and experienced team of executive officers. Our compensation packages must be competitive with those of our peer group companies. With assistance from Radford Consulting ("Radford"), our compensation consultant (whose role in our compensation process is more fully described below), beginning in Fiscal 2013 we consider compensation practices at a peer group of companies when designing executive compensation programs. While it is difficult to determine peer companies for a variety of reasons, including our relatively small market cap, our relatively low revenues, the limited number of employees we employ and our strategic plan to grow our business, the current peer group examined by the Compensation Committee includes companies that are comparable to us in one or more factors including market capitalization, annual revenues, net income, number of employees and geographical location, among other factors. These companies are listed below (the "Peer Group"):

Bluefly	Joe's Jeans	Superior Uniform Group
Cache	K-Swiss	The Wet Seal
Casual Male Retail Group	LaCrosse Footwear	Liz Claiborne Inc.
Crown Crafts	Martha Stewart Living Omnimedia	Tilly's
dELiA's	Perry Ellis	True Religion
Delta Apparel	Rocky Brands	Weyco Group
Hot Topic	RPX Corp	Zix
Iconix Brand Group	SRS Labs

        We obtain compensation data on the Peer Group from Radford, which derives information from its own proprietary research, public filings, and privately published compensation studies conducted by independent third parties; which establish our market reference points. The Compensation Committee expects to periodically review and update the Peer Group and the underlying criteria as our business and market environment continues to evolve. We are currently the smallest company among the Peer Group in terms of revenues and employees and we are at or marginally lower than the 50th percentile in net income and in market capitalization. We seek to position our compensation program such that total compensation is paid at a level that places us in an approximate percentile of the Peer Group, which we feel best helps us achieve our objectives. For our Named Executive Officers, we target total compensation, including salaries, benefits and equity compensation, such that they approach the 50th percentile of our market reference point. We have targeted the 50th percentile of our market reference point for benchmarking because we feel that such percentile is most appropriate in allowing us to retain qualified executives to further our corporate goals, execute on our strategic plan to grow our business and manage our resources. Actual compensation may vary from these targets at the Compensation Committee's discretion, as we believe benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us.

Role of Compensation Consultant

        To assist it in fulfilling its responsibilities and duties, the Compensation Committee engaged Radford Consulting, a national executive compensation consulting firm, as its independent compensation consultant for Fiscal 2014. Radford's engagement encompassed a range of executive compensation advisory services, including a review of our executive compensation philosophy and the Peer Group, a competitive assessment of executive compensation levels among the Peer Group, an analysis of our equity compensation practices in connection with the design of the 2013 Plan (including the amount of shares reserved for issuance under the 2013 Plan)and the issuance of performance stock unit awards to certain of our executive officers.

        Radford works at the direction of, and reports directly to, the Compensation Committee, who may replace the compensation consultant or hire additional advisors at any time. One or more representatives of Radford attended Compensation Committee meetings, as requested. Radford does not perform any services for Cherokee unless directed to do so by the Committee. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee does not believe that its relationship with Radford and the work of Radford on behalf of the Compensation Committee has raised any conflict of interest.

Review of Stockholder Say-on-Pay Votes

        Consistent with the preference of our stockholders, which was expressed at Cherokee's annual meeting held in June 2011 (the "2011 Meeting"), our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At our 2013 annual meeting of stockholders, our executive compensation received a favorable advisory vote. The Committee believed this affirmed stockholders' support of Cherokee's approach to executive compensation, and therefore, the Committee did not change our compensation policies or decisions in 2014 as a result of the stockholder vote. However, the Compensation Committee determined that our executive compensation could be improved in certain respects, including the amendment and restatement of our employment agreement with our Chief Executive Officer, Henry Stupp.. The Committee will continue to consider the outcome of Cherokee's say-on-pay votes when making future compensation decisions for the named executive officers.

Role of our Chief Executive Officer and Other Executive Officers in Compensation Decisions

        With regard to the compensation paid to each executive officer other than the Chief Executive Officer, the Chief Executive Officer reviews on an annual basis the performance of our other executive officers as well as the compensation paid to each such executive officer during the past year. Following such review, our Chief Executive Officer submits to the Compensation Committee his recommendations regarding the compensation to be paid to such persons during the next year, including his recommended salary levels, bonuses and equity-based awards, as applicable, for our other executive officers. Following a review of such recommendations, the Committee will take such action regarding such compensation as it deems appropriate, including approving compensation in an amount it determines is reasonable.

        Our Chief Executive Officer participates in committee meetings at the Compensation Committee's request, other than during executive session or when our Chief Executive Officer's own compensation is under discussion, to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of the executive officers; and

  •
  compensation recommendations as to executive officers (other than himself).

        Our Chief Executive Officer and our other executive officers play a significant role in the compensation-setting process for other employees by:

  •
  evaluating employee performance;

  •
  recommending business performance targets and establishing objectives; and

  •
  recommending salary levels, bonuses and equity-based awards.

In addition, our Chief Financial Officer often prepares meeting information for the Compensation Committee. Our President and Chief Operating Officer as well as our Chief Financial Officer participate in many Compensation Committee meetings at the Committee's request, other than during executive session or when the compensation of such executive officer is under discussion, as applicable.

Components of Compensation

        The compensation of executive officers consists of three principal components: base salary, bonuses, and equity incentive awards. The Compensation Committee believes that the combination of these elements to provide an appropriate mix between short-term and long-term cash and non-cash compensation is essential to attracting and retaining talented and hard-working individuals and aligning their incentives with the interests of our stockholders. The Compensation Committee strives to develop comprehensive packages that are competitive with those offered by other companies with which Cherokee competes to attract and retain talented executives.

  Base Salary

        The Compensation Committee conducts an annual review of the base salary for each executive officer, including our Named Executive Officers. Each year, in connection with the completion of Cherokee's fiscal year end audit, and in connection with performing annual performance reviews, the Chief Executive Officer makes initial compensation recommendations with respect to the executive officers other than the Chief Executive Officer, for salaries and raises. The Chief Executive Officer provides his recommendations and the reasons for his recommendations to the Compensation Committee, which reviews the Chief Executive Officer's recommendations and other applicable information before making its determination. In considering executive officers' salaries, the Chief Executive Officer and the Compensation Committee consider the individual and corporate performance factors outlined above and put particular emphasis on the success of Cherokee in meeting its business and financial objectives and the overall contribution of each executive officer in helping to attain those objectives. The Compensation Committee also considers other qualitative and quantitative factors that it may deem relevant, including the benchmarking of salaries for our Named Executive Officers as described above. Base salary is increased with additional job responsibility and is not meant to be the primary compensation method to reward performance. Decisions with respect to executive compensation are typically made at the Compensation Committee's annual year-end meeting.

        The base salaries for our Named Executive Officers during Fiscal 2014 are provided below.

Name and Title	Base Salary for Fiscal 2014
Henry Stupp, Chief Executive Officer	$750,000
Howard Siegel, President and Chief Operating Officer	$425,000
Jason Boling, Chief Financial Officer	$250,000
Mark DiSiena, former Chief Financial Officer	$180,000

        Effective February 25, 2013, the Compensation Committee approved salary increases for Mr. Stupp and Mr. Siegel to salary amounts of $750,000 and $425,000, respectively, with each such salary increase to be effective retroactive to February 1, 2013. The Compensation Committee approved such salary increases after consideration of various factors, including Radford's report on executive compensation and the Compensation Committee's determination to continue to evaluate and modify the total mix of cash compensation for our executive officers to be more closely aligned with that of our Peer Group, as well as the expansion of Cherokee's business (and related expansion of the responsibilities of such executive officers) following Cherokee's September 2012 acquisition of the "Liz Lange" and the "Completely Me by Liz Lange" brands and Cherokee's January 2013 acquisition of rights to the Cherokee brand in the category of school uniforms. In addition, the Compensation Committee considered the significant roles played by Mr. Stupp and by Mr. Siegel in the successful execution of such acquisitions. As a result of these factors, Mr. Stupp and Mr. Siegel were awarded discretionary bonuses in the amounts of $100,000 and $75,000, respectively, which are described below.

        Mr. Boling commenced employment with Cherokee as our Chief Financial Officer on March 25, 2013. Mr. Boling's employment with us is subject to an offer letter, dated as of February 22, 2013, which provides for an annual salary of $250,000.

        Mr. DiSiena ceased employment with Cherokee as of February 25, 2013. Prior to the cessation of Mr. DiSiena's employment with Cherokee, his base salary for Fiscal 2014 was equal to $180,000.

  Bonus Awards

        We have periodically paid cash bonuses to Named Executive Officers at the discretion of the Compensation Committee, based on the Compensation Committee's evaluation of performance against various corporate goals and objectives. This element of compensation is designed to motivate Cherokee's employees to meet the business and financial objectives of Cherokee. The decisions as to whether or not bonus payments will be made and the amount of such bonuses are tied to the profitability and performance of Cherokee and other factors the Compensation Committee may deem relevant with respect to such executives. Generally, as part of the completion of the audit for the prior fiscal year and in connection with annual performance reviews, our Chief Executive Officer determines and presents recommendations to the Compensation Committee with respect to cash bonuses for our other executive officers, taking into account the achievement of company-specific performance measures and individual-specific objectives for the applicable fiscal year as well as internal pay equity and the contribution of the executive to the overall success and achievements of Cherokee. When making its decision, the Compensation Committee also considers internal pay equity factors together with each executive officer's qualifications, duties and responsibilities.

        In February 2013, the Compensation Committee awarded Mr. Stupp and Mr. Siegel discretionary bonuses of $100,000 and $75,000, respectively. The Compensation Committee approved such bonuses after consideration of various factors, including the strong performance of such executives in leading Cherokee through the successful execution of two strategic acquisitions.

        For Fiscal 2014, the Compensation Committee did not pre-establish or communicate to executives any performance targets related to the performance of Cherokee (other than with respect to our Chief Executive Officer, whose Restated Employment Agreement contemplates that he will be entitled to a performance bonus based on certain financial targets described below). Based on Cherokee's performance, the Compensation Committee determined that Mr. Stupp would not receive any portion of the performance bonus or other discretionary bonus contemplated by his Restated Employment Agreement for Fiscal 2014. Mr. Boling received a bonus of $35,000 pursuant to the terms of the Offer Letter (described below).

        Mr. DiSiena ceased employment with Cherokee as of February 25, 2013. Mr. DiSiena was not awarded a bonus for Fiscal 2014.

  Equity Compensation

        Cherokee's equity compensation plans are administered by the Compensation Committee. Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the 2006 Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding). The share reserve under the 2013 Plan includes the shares available for grant or subject to outstanding awards under the 2006 Plan plus seven hundred thousand (700,000) shares. Stock options are granted under Cherokee equity compensation plans with exercise prices equal to or above the market price of Cherokee's common stock on the date of grant and generally vest in annual installments over two, three or five years. Since stock options have value only if the price of Cherokee's common stock increases over the exercise price, the Compensation Committee believes that stock option grants to executive officers provide incentives for executive officers to build stockholder value and thereby align the interests of the executive officers with the stockholders. The Compensation Committee also believes that these grants, which may vest over a period of two or more years, provide incentives for executive officers to remain with Cherokee. In determining the number of equity incentive awards granted in any fiscal year, the Compensation Committee considers such factors as the seniority of the executive officer, the contribution that the executive officer is expected to make to Cherokee in the coming years and has made to Cherokee in the past, and the size of prior grants to the executive officer. The Compensation Committee generally determines equity incentive awards for executive officers and employees other than the Chief Executive Officer, based on recommendations from the Chief Executive Officer made in connection with annual performance reviews. However, the Compensation Committee may from time to time also grant equity incentive awards based on individual and corporate achievements and other factors. Decisions regarding equity incentive awards are typically made at the Compensation Committee's year-end meeting, which is typically scheduled several months in advance. Cherokee does not time the release of material nonpublic information based on equity incentive award grant dates.

        Concurrently with his commencement of employment, on March 25, 2013, the Compensation Committee awarded Mr. Boling an option to acquire 30,000 shares of Cherokee's common stock. Such stock options were issued outside of the 2006 Plan as a material inducement for Mr. Boling to accept employment with Cherokee. Notwithstanding the foregoing, such options are generally consistent with the terms of the 2006 Plan. Such options vest in equal annual installments over a three year period subject to the continued employment of Mr. Boling. Such stock options were issued at an exercise price of $14.03 per share, which was the closing price of our common stock on the date of grant, and have a seven year term. On August 19, 2013, the Compensation Committee granted Mr. Boling 20,000 stock options pursuant to the 2013 Plan. Such options vest in equal annual installments over a three year period subject to the continued employment of Mr. Boling. Such stock options were issued at an exercise price of $12.02 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

  Performance Stock Units

        On April 15, 2013, the Compensation Committee approved the issuance of performance stock unit awards to Cherokee's President, Howard Siegel, and to Cherokee's Chief Financial Officer, Jason Boling, pursuant to the 2006 Plan. Each performance stock unit represents a contingent right to receive one share of Cherokee's common stock. Mr. Siegel's award entitles him to receive up to 17,000 shares of Cherokee's common stock and Mr. Boling's award entitles him to receive up to 10,000 shares of Cherokee's common stock, subject to certain vesting and other conditions described below and as set forth in individual award agreements entered into between Cherokee and each recipient. There is no purchase price required by the recipient in connection with his receipt of an award or upon vesting. The Committee approved the performance stock unit awards following its review of a report prepared by Radford, the Compensation Committee's independent compensation consultant.

        On July 16, 2013, Cherokee and Mr. Stupp entered into the Restated Employment Agreement, which is described below. The Restated Employment Agreement effected the grant to Mr. Stupp of 30,000 performance stock units pursuant to the 2013 Plan, with each unit representing one share of Cherokee's common stock.

        The performance stock units issued to Messrs. Stupp, Siegel and Boling each vest in up to three increments where the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's applicable fiscal year is (i) $15.35 for Fiscal 2014, (ii) $16.88 for Cherokee's fiscal year ending January 31, 2015 ("Fiscal 2015") and (iii) $18.57 for Cherokee's fiscal year ending January 30, 2016 ("Fiscal 2016"). If a price target is met, one-third of the performance stock units will vest. In addition, if a price target for either Fiscal 2014 or Fiscal 2015 is not met, the portion of the Award that would have vested had such target been met for such fiscal year will rollover to the following fiscal year and will vest in the event the price target for the following fiscal year is met. For example, because at the end of Fiscal 2014 Cherokee's average closing share price for the month preceding the end of Fiscal 2014 was below $15.35 (i) no portion of the award vested at the end of Fiscal 2014 and (ii) two-thirds of the shares subject to the award will vest in the event that Cherokee's average closing share price for the month preceding the end of Fiscal 2015 is at least $16.88. Similarly, if the target for Fiscal 2015 is not met (i) the entire award will vest in the event that Cherokee's average closing share price for the month preceding the end of Fiscal 2016 is at least $18.57 and (ii) no portion of the award will vest in the event that Cherokee's average closing share price for the month preceding the end of Fiscal 2016 is below $18.57.

        The Compensation Committee chose this type of award design principally due to the following: (i) the performance stock units have a strong performance orientation in that they generally do not vest unless one or more price targets are achieved; (ii) the performance stock unit awards align the named executive officers' interests with our stockholders (the awards will only vest if shareholders experience an increase in the value of their shares relative to the trading price of the shares on the performance stock unit award grant date); (iii) the price targets are objective, measureable, straightforward, and difficult to manipulate; (iv) the performance stock unit awards will only be earned following a sustained stock price increase, minimizing the possibility of vesting upon a short-term stock price spike; and (v) there is no exercise price associated with the performance stock unit awards, so the awards can deliver more value to our senior executives, with lower associated dilution, than traditional stock options.

  Non-Equity Incentive Plan

        None of the Named Executive Officers received any payments pursuant to a non-equity incentive plan during Fiscal 2014. Mr. Stupp's was eligible to participate in a non-equity incentive plan during Fiscal 2014 as contemplated by his Restated Employment Agreement; however, Cherokee's financial performance for Fiscal 2014 did not meet the applicable criteria as set forth in Mr. Stupp's Employment Agreement. Our restated employment arrangement with Mr. Stupp is described below.

Amended and Restated Employment Agreement with Mr. Stupp

        On July 16, 2013, we entered into an Amended and Restated Executive Employment Agreement (the "Restated Employment Agreement") with Henry Stupp, our Chief Executive Officer. The Restated Employment Agreement was approved by the Compensation Committee. The Restated Employment Agreement amends, restates and supersedes in its entirety the employment agreement dated August 26, 2010, as amended, between Cherokee and Mr. Stupp. The Restated Employment Agreement has an initial term that expires January 31, 2017, and it will automatically renewed for three-year terms, unless either party provides the other party written notice of non-renewal at least ninety (90) days prior to the end of the then-current term. The Compensation Committee approved the Restated Employment Agreement following its review of information provided by Radford regarding various matters, including executive compensation levels within the Peer Group.

        Pursuant to the terms of the Restated Employment Agreement, Mr. Stupp is to receive a base salary equal to $750,000 per year, which is equal to his base salary for Fiscal 2014. The Compensation Committee may increase Mr. Stupp's base salary in its discretion. In addition, for Fiscal 2014 and each subsequent fiscal year during which the Restated Employment Agreement is in effect, Mr. Stupp shall be eligible for a discretionary bonus of up to $300,000 as determined in the sole discretion of the Compensation Committee. In addition, for Fiscal 2014 and each subsequent fiscal year that the Restated Employment Agreement is in effect, Mr. Stupp will be eligible to receive a performance bonus (the "Performance Bonus") based on level of achievement of Cherokee's EBITDA (defined as earnings before interest payments, tax, depreciation, and amortization are subtracted, and inclusive of any amounts payable as Performance Bonus) for such fiscal year relative to the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year). The amount of the Performance Bonus shall be $200,000 at 100% achievement, with a minimum bonus of $50,000 at 80% achievement and a maximum bonus of $350,000 at 120% achievement (with linear interpolation between 80% and 120% achievement). If Cherokee's EBITDA for such fiscal year is less than 80% of the EBITDA target included in the budget approved by the Board for such fiscal year (and taking into account any Board approved adjustments to the budgeted EBITDA resulting from any business acquisitions or dispositions consummated during the relevant fiscal year), then Mr. Stupp shall not be entitled to any Performance Bonus.

        The Compensation Committee determined to establish the foregoing parameters for the Performance Bonus based upon Cherokee's EBITDA is an appropriate because it provides a basis for measuring Cherokee's operating performance and profitability based upon its business and assets, without regard to the impact of variations attributable to accounting or tax related matters. Based on Cherokee's financial performance, Mr. Stupp was not eligible to receive any portion of the Performance Bonus for Fiscal 2014.

        In addition, and as described above, the Restated Employment Agreement effects the grant to Mr. Stupp of 30,000 performance stock units pursuant to the 2013 Plan, with each unit representing one share of Cherokee's common stock. The Restated Employment Agreement also provides that Mr. Stupp shall receive additional equity incentive awards on each anniversary of the date of the Restated Agreement in amounts and on terms to be determined by the Compensation Committee in its discretion.

        Pursuant to the Restated Employment Agreement, in the event that Cherokee terminates Mr. Stupp's employment at any time or if he terminates his employment at any time for Good Reason (as defined in the Restated Employment Agreement), Mr. Stupp will be entitled to receive an amount equal to twelve (12) months of his then-current base salary, payable in the form of salary continuation. In addition, Mr. Stupp will be entitled to receive: (i) a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year) which shall be payable at the same time as other annual or discretionary annual bonuses are payable to Cherokee's other senior executives; (ii) an additional severance payment equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, which shall be paid in a lump sum within 60 days following the termination of Mr. Stupp's employment; (iii) continuation of Mr. Stupp's medical and dental benefits for twelve (12) months or reimbursement for payments by Mr. Stupp to maintain such benefits and (iv) accelerated vesting of the performance stock units or other equity awards held by Mr. Stupp. In addition, Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp shall not be entitled to any severance if his employment is terminated for cause, by death or by disability or if his employment is terminated by him for any reason other than good reason, except that in the event Mr. Stupp's employment is terminated as a result of his death or disability, he or his estate shall receive a pro-rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp's performance stock units and other equity awards shall accelerate. Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp shall vest in the event Cherokee's common stock ceases to be publicly traded as a result of a "going private transaction" having the effects described in Section (a)(3)(ii) of Rule 13e-3 of the Exchange Act.

        For purposes of the Restated Employment Agreement, "cause" means Mr. Stupp: (i) is indicted or charged with a felony or crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willfully engages in conduct that is in bad faith and materially injurious to Cherokee; (iii) commits a material breach of the Restated Employment Agreement, which breach is not cured within twenty days after written notice; (iv) willfully refuses to implement or follow a lawful policy of Cherokee, which breach is not cured within twenty days after written notice; or (v) engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. Also for purposes of the Restated Employment Agreement, "good reason" means (i) the assignment to Mr. Stupp of any duties inconsistent with his position, duties, responsibilities or status with Cherokee or a reduction of his duties or responsibilities; (ii) Mr. Stupp no longer reports directly to the Board; (iii) a reduction in Mr. Stupp's base salary or bonus opportunities; (iv) the requirement that Mr. Stupp be based at any office or location more than 50 miles from Cherokee's corporate headquarters, except for travel reasonably required in the performance of Mr. Stupp's responsibilities; or (v) material breach by Cherokee of its material obligations under the Restated Employment Agreement or any other agreement with Mr. Stupp which breach is not cured within 20 days after written notice.

Employment Offer Letter with Jason Boling

        Pursuant to an offer letter dated February 22, 2013 (the "Offer Letter"), Mr. Jason Boling accepted our offer to serve as our Chief Financial Officer. Mr. Boling commenced employment with Cherokee as our Chief Financial Officer on March 25, 2013. Pursuant to the Offer Letter, Mr. Boling's annual salary is approximately $250,000. Also pursuant to the Offer Letter, Mr. Boling shall receive a bonus of $35,000 for Fiscal 2014 and is otherwise eligible to receive an annual discretionary bonus of up to 40% of his base compensation as determined in the sole discretion of the Compensation Committee. Pursuant to the Offer Letter, on March 25, 2013 (which was Mr. Boling's first day of employment with Cherokee), the Compensation Committee awarded Mr. Boling an option to acquire 30,000 shares of Cherokee's common stock. Such stock options were issued outside of the 2006 Plan as a material inducement for Mr. Boling to accept employment with Cherokee. Notwithstanding the foregoing, such options are generally consistent with the terms of the 2006 Plan. Such options vest in equal annual installments over a three year period subject to the continued employment of Mr. Boling. Such stock options were issued at an exercise price of $14.03 per share, which was the closing price of our common stock on the date of grant, and have a seven year term.

        Pursuant to the Offer Letter, in the event that Cherokee terminates Mr. Boling's employment at any time other than for cause, Mr. Boling will be entitled to receive an amount equal to six (6) months of his then-current base salary, payable in the form of salary continuation. The Offer Letter provides that the foregoing severance payment shall be increased to twelve (12) months of continued salary after Mr. Boling has been employed by Cherokee for at least thirty six (36) months. In addition, Mr. Boling will be entitled to receive: (i) all earned but unpaid compensation at the time of termination and (ii) continuation of Mr. Boling's medical and dental benefits for the applicable monthly severance period. The Offer Letter also provides that Mr. Boling shall be entitled to certain benefits in the event that Cherokee undergoes a change of control and, within twelve months following such change in control, any of the following occur (i) Mr. Boling's position is eliminated, (ii) Mr. Boling is terminated for any reason other than for cause, or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 mile. Such benefits consist of the following (i) Mr. Boling will be entitled to receive an amount equal to twelve (12) months of his then-current base salary and any earned but unpaid bonus amount, (ii) continuation of Mr. Boling's medical and dental benefits under COBRA for twelve (12) months and (iii) acceleration of vesting of all equity held by Mr. Boling as of the time of the change of control. Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling shall not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

Perquisites

        Cherokee annually reviews the perquisites that senior executives receive. Generally, Cherokee's senior executives are entitled to no benefits that are not otherwise available to all of its employees.

Other Benefits

        Cherokee maintains broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Participants in the 401(k) plan are permitted to contribute to the plan through payroll deductions within statutory and plan limits. Participants may select from a variety of investment options. Investment options do not include Cherokee's common stock. In addition, Cherokee provides a matching contribution of up to 4% of each eligible employee's salary per year.

Summary of Executive Compensation for the Fiscal 2014 Performance Period

        The following table summarizes the compensation of our Named Executive Officers for Fiscal 2014. Additional information regarding the individual components of such compensation is included in the discussion above.

Name and Title	Performance Stock Unit Amount(1)	Stock Option Amount(2)	Base Salary(3)	Bonus
Henry Stupp, Chief Executive Officer	30,000	—	$750,000	$100,000
Howard Siegel, President and Chief Operating Officer	17,000	—	425,000	$75,000
Jason Boling, Chief Financial Officer(4)	10,000	50,000	250,000	$35,000
Mark DiSiena, former Chief Financial Officer(5)	—	—	180,000	—

(1)
Such performance stock unit awards are discussed above under the heading "Equity Compensation".

(2)
Such stock options vest in equal annual installments over a three year period subject to the continued employment of the grantee. Such stock options were issued at an exercise price of $14.03 per share for 30,000 options and at an exercise price of $12.02 per share for 20,000 options, which was the closing price of our common stock on the date of grant, and have a seven year term.

(3)
On February 25, 2013, the Compensation Committee increased Mr. Stupp's base salary for Fiscal 2014 from $600,000 to $750,000 and increased Mr. Siegel's base salary for Fiscal 2014 from $375,000 to $425,000, with each salary increase effective as of February 1, 2013.

(4)
Mr. Boling commenced employment with Cherokee as our Chief Financial Officer on March 25, 2013. Mr. Boling's annual salary is approximately $250,000.

(5)
Mr. DiSiena's employment with Cherokee terminated as of February 25, 2013.

Risks Related to Compensation Policies and Practices

        The Compensation Committee has considered whether our overall compensation program for employees in Fiscal 2014 creates incentives for employees to take excessive or unreasonable risks that could materially harm Cherokee. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long- and short-term compensation incentives that we believe is properly weighted and the uniformity of compensation policies across Cherokee. We also believe our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing us to a harmful long-term business transaction in exchange for short-term compensation benefits.

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee establishes and oversees the design and functioning of Cherokee's executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of Cherokee. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for the 2014 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
Timothy Ewing, Chairman
Jess Ravich
Keith Hull
Frank Tworecke

Summary Compensation Table

        The following table sets forth the compensation for services rendered by our Named Executive Officers during Fiscal 2014.

Name and Principal Position	Fiscal Year	Salary	Bonus $(1)	Stock Awards $(2)	Option Awards $(2)	All Other Compensation $(3)	Total Compensation $
Henry Stupp	2014	746,000	100,000	116,000	—	37,000	999,000
Chief Executive	2013	633,000	—	—	309,000	120,000	1,062,000
Officer	2012	375,000	370,000	—	—	32,000	777,000
Howard Siegel	2014	425,000	75,000	65,000	—	27,000	592,000
President, Chief	2013	382,000	62,500	—	206,000	31,000	681,500
Operating Officer & Secretary	2012	372,000	—	—	515,000	29,000	919,000
Jason Boling	2014	216,000	35,000	38,000	210,000	12,000	511,000
Chief Financial	2013	—	—	—	—	—	—
Officer(4)	2012	—	—	—	—	—	—
Mark DiSiena	2014	22,000	—	—	—	3,000	25,000
Former Chief	2013	186,000	—	—	103,000	17,000	306,000
Financial Officer(5)	2012	150,000	—	—	78,000	14,000	242,000

(1)
The $100,000 bonus for Mr. Stupp and $75,000 bonus for Mr. Siegel were discretionary bonuses determined and paid during Fiscal 2014. Mr. Boling received a bonus of $35,000 pursuant to his offer letter.

(2)
Represents the grant date valuation of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 17, 2014.

(3)
The All Other Compensation column includes the employer paid health insurance premiums and the employer contributions to the Named Executive Officer's 401(k) Plan paid on his or her behalf.

  For Mr. Stupp, the column for Fiscal 2014 also represents Cherokee's reimbursement of legal fees incurred in connection with the negotiation of the Restated Employment Agreement equal to $20,000. Also for Mr. Stupp for Fiscal 2013, on June 18, 2012, Mr. Stupp's annual base salary increased to $600,000, retroactive to February 1, 2012. Accordingly, the All Other Compensation column for Mr. Stupp for Fiscal 2013 includes a "catch up" payment of approximately $93,000 that was paid in June 2012, which represents the approximate amount paid to Mr. Stupp in connection with such increase for the applicable portion of Fiscal 2013.

(4)
Mr. Boling's employment with Cherokee as our Chief Financial Officer commenced on March 25, 2013.

(5)
Mr. DiSiena's employment with Cherokee terminated as of February 25, 2013.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of a plan-based award made to a Named Executive Officer during Fiscal 2014.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Henry Stupp	7/16/2013	30,000		—	116,000
Howard Siegel	4/15/2013	17,000		—	65,000
Jason Boling	4/15/2013	10,000		—	38,000
	3/25/2013		30,000	14.03	139,000
	8/19/2013		20,000	12.02	71,000
Mark DiSiena	—	—	—	—	—

(1)
Represents performance stock unit awards made by the Compensation Committee. These performance stock unit awards are discussed above under the heading "Equity Compensation".

(2)
Such options vest ratably on an annual basis over a three year period, with initial vesting one year from the date of grant.

(3)
Represents the grant date valuation of the awards computed in accordance with FASB ASC Topic 718. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC April 17, 2014.

Outstanding Equity Awards at February 1, 2014

        The table below summarizes outstanding equity awards held by our Named Executive Officers as of February 1, 2014.

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable(1)		Number of Securities Underlying Unexercised Awards (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Henry Stupp	52,500	(4)	41,250		$18.30	8/26/2016
	30,000		60,000		13.06	6/18/2019
	—		—		—	—	30,000	410,700
Howard Siegel	10,000		—		$22.70	8/21/2015
	50,000		—		$16.08	2/1/2015
	50,000		—		$18.30	8/26/2017
	40,000		60,000	(5)	$17.21	3/23/2018
	20,000		40,000		13.06	6/18/2019
	—		—		—	—	17,000	232,730
Jason Boling	—		30,000		$14.03	3/25/2020
	—		20,000		12.02	8/19/2020
	—				—	—	10,000	136,900
Mark DiSiena	—		—		—	—	—	—

(1)
Other than as described below, all grants vest on an annual basis ratably over a three year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

(2)
The performance stock units vest in up to three increments where the average closing price of Cherokee's common stock during the month preceding the end of Cherokee's applicable fiscal year is (i) $15.35 for Fiscal 2014, (ii) $16.88 for Fiscal 2015, and (iii) $18.57 for Fiscal 2016. If a price target is met, one-third of the performance stock units will vest. In addition, if a price target for either Fiscal 2014 or Fiscal 2015 is not met, the portion of the Award that would have vested had such target been met for such fiscal year will rollover to the following fiscal year and will vest in the event the price target for the following fiscal year is met. Because the price target for Fiscal 2014 was not met, two-thirds of the performance stock units will vest in the event that the price target for Fiscal 2015 is met.

(3)
Determined by multiplying the unvested stock awards by $13.69, the closing price of our common stock on January 31, 2014.

(4)
There are 187,500 total shares subject to the option, of which 105,000 have vested as of February 1, 2014. The remaining 82,500 shares subject to the option shall vest ratably over a five year period, beginning on the first anniversary of the date of grant. The option was amended in July 2012 to permit the transfer of up to fifty percent of the shares subject to the option pursuant to a qualified domestic relations order. Mr. Stupp subsequently transferred such amount to his former spouse (subject to vesting based on Mr. Stupp's continued service to Cherokee). As a result, the amounts presented herein represent Mr. Stupp's beneficial ownership of half of the option grant.

(5)
Options vest on an annual basis ratably over a five year period, beginning on the first anniversary of the date of grant. Vesting is contingent on continued employment.

Options Exercised and Stock Vested

        During Fiscal 2014, none of Cherokee's Named Executive Officers (i) exercised any stock options or (ii) vested in any shares subject to restricted stock or restricted stock unit awards.

Employment Agreements; Potential Payments Upon Termination or Change in Control

Chief Executive Officer—Mr. Stupp

        On July 16, 2013, we entered into the Restated Employment Agreement with Henry Stupp, our Chief Executive Officer. The Restated Employment Agreement is summarized above under the heading "Amended and Restated Employment Agreement with Henry Stupp".

Chief Financial Officer—Mr. Boling

Employment Offer Letter

        On February 22, 2013, we entered into the Offer Letter with Jason Boling, our Chief Financial Officer. The Offer Letter is summarized above under the heading "Employment Offer Letter with Jason Boling".

Potential Payments Upon Termination or Change in Control

        Other than the Restated Employment Agreement and the Offer Letter, there were no employment agreements between Cherokee and its named executive officers. Except as described below, no such executive officers were entitled to any payments upon termination or a change of control during Fiscal 2014 that were not generally available to all of Cherokee's employees.

Chief Executive Officer—Mr. Stupp

        The following table below shows Cherokee's estimates of the potential cash payments upon termination for our Chief Executive Officer, Henry Stupp. The amounts included in the table below assume such termination was effective as of February 1, 2014, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Stupp upon his termination. The actual amounts to be paid out can only be determined at the time of the event triggering such payments.

        Pursuant to the Restated Employment Agreement, in the event that Cherokee terminates Mr. Stupp's employment at any time other than for cause or if he terminates his employment at any time for Good Reason (as defined in the Restated Employment Agreement), Mr. Stupp will be entitled to receive an amount equal to twelve (12) months of his then-current base salary, payable in the form of salary continuation. In addition, Mr. Stupp will be entitled to receive: (i) a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year) which shall be payable at the same time as other annual or discretionary annual bonuses are payable to Cherokee's other senior executives; (ii) an additional severance payment equal to one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years, which shall be paid in a lump sum within 60 days following the termination of Mr. Stupp's employment; (iii) continuation of Mr. Stupp's medical and dental benefits for twelve (12) months or reimbursement for payments by Mr. Stupp to maintain such benefits and (iv) accelerated vesting of the performance stock units or other equity awards held by Mr. Stupp. In addition, Mr. Stupp will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Stupp shall not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than good reason, except that in the event Mr. Stupp's employment is terminated as a result of his death or disability, he or his estate shall receive a pro-rated Performance Bonus based upon the methodology described above and the vesting of Mr. Stupp's performance stock units and other equity awards shall accelerate.

Benefits and Payments Upon Termination	Involuntary Not For Cause Termination	Termination Due to Death or Disability	Termination by Executive For Good Reason
Cash severance payment(1)	$750,000	—	$750,000
Continuation of medical and dental benefits(2)	$18,600	—	$18,600
Payout of performance bonus(3)	—	—	—
Acceleration of performance stock units(4)	$410,700	$410,700	$410,700
Acceleration of stock options(5)	$37,800	$37,800	$37,800
Total:	$1,217,100	$448,500	$1,217,100

(1)
Equal to twelve (12) months of Mr. Stupp's base salary.

(2)
Approximate value of payment amount for the continuation of Mr. Stupp's medical benefits for twelve (12) months.

(3)
Payment to equal the sum of one times the average Performance Bonuses paid to Mr. Stupp for the prior two completed fiscal years plus a pro-rated Performance Bonus for the fiscal year in which such termination occurs (based on the actual achievement for the full fiscal year and then pro-rated to reflect the number of days of employment during such fiscal year). Mr. Stupp did not earn a Performance Bonus for Fiscal 2014.

(4)
Determined by multiplying the unvested stock awards by $13.69, the closing price of our common stock on January 31, 2014.

(5)
Determined by multiplying the number of unvested stock options that are exercisable for less than $13.69 (the closing price of our common stock on January 31, 2014), or 60,000 stock options, by $0.63 (the difference between $13.69 and the exercise price applicable to such stock options).

        Also pursuant to the Restated Employment Agreement, the performance stock units issued to Mr. Stupp shall vest in the event Cherokee's common stock ceases to be publicly traded as a result of a "going private transaction" having the effects described in Section (a)(3)(ii) of Rule 13e-3 of the Exchange Act. Assuming the consummation of such a transaction as of February 1, 2014, Cherokee estimates the value associated with the acceleration of Mr. Stupp's performance stock units to be $410,700 based on a closing price of our common stock on January 31, 2014 of $13.69 per share.

Chief Financial Officer—Mr. Boling

        The following table below shows Cherokee's estimates of the potential cash payments upon termination for our Chief Financial Officer, Jason Boling. The amounts included in the table below assume such termination was effective as of February 1, 2014, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to Mr. Boling upon his termination. The actual amounts to be paid out can only be determined at the time of the event triggering such payments.

        Pursuant to the Offer Letter, in the event that Cherokee terminates Mr. Boling's employment at any time other than for cause, Mr. Boling will be entitled to receive an amount equal to six (6) months of his then-current base salary, payable in the form of salary continuation. The Offer Letter provides that the foregoing severance payment shall be increased to twelve (12) months of continued salary after Mr. Boling has been employed by Cherokee for at least thirty six (36) months. In addition, Mr. Boling will be entitled to receive: (i) all earned but unpaid compensation at the time of termination and (ii) continuation of Mr. Boling's medical and dental benefits for the applicable monthly severance period.

        The Offer Letter also provides that Mr. Boling shall be entitled to certain benefits in the event that Cherokee undergoes a change of control and, within twelve months following such change in control, any of the following occur (i) Mr. Boling's position is eliminated, (ii) Mr. Boling is terminated for any reason other than for cause, or (iii) Mr. Boling terminates his employment following a material reduction in his duties or responsibilities or an office move that would extend his commute by greater than 30 mile. Such benefits consist of the following (i) Mr. Boling will be entitled to receive an amount equal to twelve (12) months of his then-current base salary and any earned but unpaid bonus amount, (ii) continuation of Mr. Boling's medical and dental benefits under COBRA for twelve (12) months and (iii) acceleration of vesting of all equity held by Mr. Boling as of the time of the change of control. Mr. Boling will only be entitled to receive the foregoing benefits if, among other things, he executes and delivers a general release of claims in favor of Cherokee. Mr. Boling shall not be entitled to any severance if his employment is terminated by death or by disability or if his employment is terminated by him for any reason other than as described above following a change of control of Cherokee.

Benefits and Payments Upon Termination	Involuntary Not For Cause Termination	Termination Following Change of Control Under Specified Conditions
Cash severance payment(1)	$125,000	$250,000
Continuation of medical and dental benefits(2)	$11,000	$22,000
Acceleration of performance stock units(3)	—	$136,900
Acceleration of stock options(4)	—	$33,400
Total:	$136,000	$442,300

(1)
Equal to six (6) or twelve (12) months of Mr. Boling's base salary, as applicable.

(2)
Approximate value of payment amount for the continuation of Mr. Boling's medical benefits for six (6) or twelve (12) months, as applicable.

(3)
Determined by multiplying the unvested stock awards by $13.69, the closing price of our common stock on January 31, 2014.

(4)
Determined by multiplying the number of unvested stock options that are exercisable for less than $13.69 (the closing price of our common stock on January 31, 2014), or 20,000 stock options, by $1.67 (the difference between $13.69 and the exercise price applicable to such stock options).

Certain Relationships and Related Person Transactions

        Our policy is to require that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters and waivers of our Code of Business Conduct and Ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead our Board of Directors reviews such transactions on a case-by-case basis.

        Cherokee has entered into indemnification agreements with each of its directors and executive officers. These agreements require Cherokee to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Cherokee.

        For information with respect to other transactions and relationships between Cherokee and certain executive officers, directors and related parties, see the descriptions of the Restated Employment Agreement and the Boling Offer Letter under the heading "Employment Agreements; Potential Payments Upon Termination or Change in Control" above.

Equity Compensation Plan Information

        Cherokee currently maintains one equity compensation plan, the 2013 Plan, which became effective following its approval by our stockholders on July 16, 2013. The 2013 Plan serves as the successor to the 2006 Plan, which terminated concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding). As indicated in the table below, the share reserve under the 2013 Plan includes the shares available for grant or subject to outstanding awards under the 2006 Plan plus seven hundred thousand (700,000) shares. The following table sets forth the information regarding outstanding options and shares reserved for future issuance under the 2013 Plan as of February 1, 2014.

Securities Authorized for Issuance Under Equity Compensation Plans, as of February 1, 2014

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	839,334	$15.28	(2)	681,149
Equity compensation plans not approved by security holders(3)	317,500	$17.96		—
Total	1,156,834	$16.02		681,149

(1)
Includes the 2006 Plan and the 2013 Plan. The 2006 Plan terminated on July 16, 2013 concurrently with the approval by our stockholders of the 2013 Plan (except with respect to awards previously granted under the 2006 Plan that remain outstanding).

  In the event that any outstanding option issued under 2006 Plan expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for issuance under the 2013 Plan as if no option had been granted with respect to such shares, until the 2013 Plan expires on July 16, 2023.

(2)
Excludes restricted stock awards performance stock unit awards, which have no associated exercise price.

(3)
Represents outstanding grants made outside of the 2006 Plan or the 2013 Plan to: (i) Robert Margolis of an option to purchase up to 100,000 shares, (ii) Henry Stupp of an option to purchase up to 187,500 shares (of which half of the shares subject to such option were transferred to Mr. Stupp's former spouse pursuant to a domestic relations order), and (iii) Jason Boling of an option to purchase up to 30,000 shares. For more information, see Note 8 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on April 17, 2014.

Burn Rate Commitment

        As set forth in our Form 8-K dated June 27, 2013, our Board determined that it would not approve or authorize any equity incentive grants that would cause us to exceed a gross burn rate of 4.83% through at least fiscal year 2015 following the approval by our stockholders of the 2013 Plan on July 16, 2013. In calculating our compliance with this maximum burn rate commitment, we define "gross burn rate" as the total number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock awards) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units, performance shares and performance-based options will be counted in the fiscal year in which they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock outstanding (basic) for each fiscal year, both as reported in our periodic filings with the SEC. Any awards that are settled in cash, awards that are granted pursuant to stockholder approved option exchange programs and awards issued, assumed or substituted in connection with acquisitions are excluded from our burn rate calculation. Also for purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock units, performance shares, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) are counted as 2.5 shares. Based upon the foregoing, our gross burn rate for Fiscal 2014 was approximately 2.3% as set forth in the table below:

	Stock Options	Restricted Stock Units	Performance Stock Units	Weighted Average Common Stock Outstanding	Gross Burn Rate
Awards Issued in Fiscal 2014	168,500	10,500	69,000	8,403,500	2.3%

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

 AUDIT COMMITTEE REPORT

        The Audit Committee of Cherokee's Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

        The role of the Audit Committee is to oversee Cherokee's financial reporting process on behalf of the Board of Directors. Management of Cherokee has the primary responsibility for Cherokee's financial statements as well as Cherokee's financial reporting process, accounting principles and internal controls. Cherokee's independent public accountants are responsible for performing an audit of Cherokee's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of Cherokee as of and for the year ended February 1, 2014 with management and Cherokee's independent public accountants. The Audit Committee has discussed with Cherokee's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Cherokee's independent public accountants required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, as currently in effect, and it has discussed with Cherokee's independent public accountants their independence from Cherokee. The Audit Committee has considered whether the independent public accountants' provision of non-audit services to Cherokee is compatible with maintaining the independent public accountants' independence.

        The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of Cherokee and by Cherokee's independent public accountants. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Cherokee's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that Cherokee's independent public accountants meet the applicable standards for independent public accountants' independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Cherokee's Annual Report on Form 10-K for the fiscal year ended February 1, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee
Mr. Keith Hull, Chairman
Mr. Tim Ewing
Mr. Robert Galvin

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. SEC rules also require that copies of these filings be furnished to us.

        To our knowledge, based solely on our review of the copies of such forms received by us, we believe that, during Fiscal 2014, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

OTHER MATTERS

Stockholder Proposals for the 2015 Annual Meeting of Stockholders

        The submission deadline for stockholder proposals to be included in our proxy materials for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act is January 30, 2015, except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and should be sent to our Corporate Secretary at 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411. While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2015 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.

        In addition, our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to Cherokee. To be timely for the 2015 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between December 1, 2014 and January 30, 2015. A stockholder's notice to Cherokee must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Cost of Soliciting Proxies

        The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by Cherokee. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of Cherokee, who will not receive any additional compensation for such services. Cherokee will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments and Postponements

        Although it is not expected, the Annual Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice by an announcement at the Annual Meeting. Any signed proxies, or proxies submitted by telephone, received by us will be voted in favor of an adjournment or postponement in these circumstances. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Delivery of Voting Materials

        To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of the Notice of Internet Availability to stockholders who share the same address unless otherwise requested. The Notice of Internet Availability will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy through the Internet. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability.

        If you share an address with another stockholder and have received only one copy of the Notice of Internet Availability, and would like to request a separate copy of the Notice of Internet Availability, you may write or call us to request a separate copy of the Notice of Internet Availability at no cost to you. For future annual meetings, you may request a separate copy of the Notice of Internet Availability or request that we only send one copy of the Notice of Internet Availability to you if you are receiving multiple copies by calling us at (818) 908-9868 or by writing to us attention of Investor Relations, Cherokee Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Other Business of the Annual Meeting

        The Board of Directors is not aware of any matter to be presented at the Annual Meeting or any postponement or adjournment thereof, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with the recommendation of the Board of Directors or if no such recommendation is given, in their own discretion.

By Order of the Board of Directors,
/s/ HOWARD SIEGEL Howard Siegel Secretary

Sherman Oaks, California
May 1, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000211618_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Timothy Ewing 02 Robert Galvin 03 Keith Hull 04 Jess Ravich 05 Frank Tworecke 06 Henry Stupp CHEROKEE INC. ATTN: Jason Boling 5990 Sepulveda Blvd, Suite 600 Sherman Oaks, CA 91411 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve the proposed ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for Fiscal 2015. 3. To approve a non-binding advisory resolution on executive compensation. 4. Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000211618_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEROKEE INC. The undersigned hereby appoints Henry Stupp and Jason Boling, and each of them, proxies for the undersigned with full power of substitution, to vote all of the shares which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present at the 2014 Annual Meeting of Stockholders of Cherokee Inc. to be held at our corporate office at 5990 Sepulveda Blvd, Suite 600, Sherman Oaks, CA 91411 on June 10, 2014 at 10 A.M. PDT on all matters that may come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side

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GENERAL INFORMATION
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 10, 2014
ITEM 1. ELECTION OF DIRECTORS
ITEM 2. RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITOR
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CHEROKEE'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.
ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS